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                                                                    EXHIBIT 10.6
                                                                    ------------

                               PURCHASE AGREEMENT
                               ------------------

          THIS PURCHASE AGREEMENT, dated as of June 13, 1996, by and between, on the one hand, SAMSONITE CORPORATION ("Purchaser"), a Delaware corporation having an address at 11200 East 45th Avenue, Denver, Colorado 80239, and, on the other hand, ARTEMIS AMERICA PARTNERSHIP and APOLLO INVESTMENT FUND, L.P. (together, "Apollo," and together with Purchaser, the "Parties"), having an address at 1301 Avenue of the Americas, New York, New York 10019.

                                    RECITALS
                                    --------

          WHEREAS, pursuant to an Indenture dated as of July 1, 1987 (the "Indenture"), E-II Holdings Inc. ("E-II"), the predecessor in interest to Purchaser, issued 12.85% Senior Subordinated Notes due 1997, in the original principal amount of $750,000,000 (the "Old Notes").

          WHEREAS, on September 1, 1990, E-II defaulted on a semi-annual payment of interest due under the Indenture, and thereafter E-II failed to make any other payments of interest under the Indenture or to cure such defaults.

          WHEREAS, the Indenture provided for the payment of interest on overdue installments of interest, to the extent permitted by law.

          WHEREAS, on July 15, 1992 (the "Consent Date"), E-II consented to the commencement of a bankruptcy case under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code).

          WHEREAS, E-II proposed its Second Amended Plan of Reorganization, dated February 17, 1993 (the "Plan"), which provided that, inter alia, on or
                                                           ----- ----
after the Effective Date of the Plan (as defined therein), each holder of Old Notes (except for E-II and its affiliates) would receive, on account of the principal, interest and interest on overdue interest due and owing on such Old Notes as of the Consent Date, certain distributions of cash and new securities issued by reorganized E-II.

          WHEREAS, immediately prior to the hearing scheduled to consider confirmation of the Plan, certain subordinated creditors of E-II objected to the Plan to the extent it called for a distribution to be made to holders of Senior Notes on account of compound interest.

          WHEREAS, Harris Trust and Savings Bank, the indenture trustee under the Indenture (the "Indenture Trustee"), opposed this objection to the Plan.


          WHEREAS, by order of the Bankruptcy Court for the Southern District of New York, dated May 25, 1993, the Plan, as

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modified, was confirmed without resolving the dispute over compound interest, resolution of which dispute was reserved for a later day.

          WHEREAS, on June 8, 1993 (the "Effective Date"), the Plan was consummated and distributions commenced to holders of the Old Notes.

          WHEREAS, as of the Effective Date of the Plan, $526,998,000.00 in principal amount of Old Notes were held by parties other than E-II and its affiliates, with Apollo (or its predecessors) holding Old Notes with a principal face amount of $128,600,000.00.

          WHEREAS, except for the right, if any, to receive compound interest, Apollo has received the full amount of distributions it is entitled to receive on account of its Old Notes.

          WHEREAS, Purchaser, as the successor in interest to E-II, is responsible for payment of the compound interest due and owing to the holders of Old Notes as of the Consent Date, in the event it is determined by final order that the holders of Old Notes are entitled to receive such interest.

          WHEREAS, as of the date hereof, the Bankruptcy Court has not issued a ruling on the compound interest dispute.

          WHEREAS, Purchaser proposes to purchase, and Apollo proposes to sell, any and all rights, claims and interests, if any, Apollo may have to receive compound interest on account of its holdings of Old Notes, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.  COMPOUND INTEREST
    -----------------

          "Compound Interest" shall mean: any and all interest on overdue and unpaid interest on the Old Notes, determined as of the Consent Date and pursuant to the Indenture, that would be payable to holders of Old Notes as of the Effective Date (except for E-II and its affiliates), in the event it is determined by final order that the holders of Old Notes are entitled to receive such compound interest. For the purposes of this Purchase Agreement, Compound Interest shall be deemed to be $16,400,000.00.

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2.  PURCHASE AND SALE
    -----------------

          Apollo agrees to sell and convey to Purchaser and Purchaser agrees to purchase from Apollo, for the Purchase Price (as defined below) and upon the terms and conditions herein set forth, the following: (i) all remaining rights, claims and interests, if any, Apollo may have on account of or arising from its Old Notes held as of the Effective Date, which Old Notes were tendered to the Indenture Trustee in return for distributions under the Plan, including any right to the Compound Interest; and (ii) any distributions made or payable to Apollo on account of such rights, claims or interests, including any distributions under the Plan on account of its Old Notes (collectively, the "Property").

3.  CONSTRUCTIVE TRUST
    ------------------

          Apollo agrees that, in the event Apollo receives Property, value or other consideration, in any form, on or after the date hereof, on account of or arising from Apollo's rights, claims or interests in the Old Notes, such Property, value or other consideration shall be segregated and deemed to be held in constructive trust for the benefit of Purchaser, and Apollo shall notify Purchaser by facsimile transmission and overnight mail immediately after receipt of such Property of the amount and nature of the Property received, and as soon as practicable, transfer such Property, value or other consideration to Purchaser.

4.  COOPERATION
    -----------

          Apollo agrees to use its reasonable best efforts, and to otherwise provide Purchaser with reasonable cooperation and assistance, to ensure that Purchaser receives the benefits of this Purchase Agreement, including any reasonable assistance required of Apollo to permit Purchaser at Purchaser's expense to re-register Apollo's Old Notes into the name of Purchaser on the securities register maintained by the Indenture Trustee.

5.  PURCHASE PRICE
    --------------

          (a) The Purchase Price for the sale of Apollo's Property shall be calculated as the dollar amount equal to: (i) five percent (5%) multiplied by
(ii) the proportion of (x) the principal face amount of Old Notes held by the Apollo as of the Effective Date to (y) the aggregate principal face amount of all Old Notes outstanding as of the Effective Date (excluding Old Notes held by E-II or its affiliates), multiplied by (iii) the Compound Interest.

          (b) Apollo.  The Purchase Price payable to Apollo hereunder is
              -------
$200,099.43.

          (c) The Purchase Price shall be paid no later than ten

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(10) business days following the date on which this Purchase Agreement is last executed below.

6.  SUCCESSORS AND ASSIGNS
    ----------------------

          This Purchase Agreement shall be binding upon and shall inure to the benefit of all successors, assigns, and heirs of the Parties, including without limitation any chapter 7, chapter 11 or equivalent trustee in bankruptcy.

7.  AUTHORITY
    ---------

          Each Party hereby represents and warrants that he or it enters into this Purchase Agreement voluntarily and without coercion or duress, that he or it has been fully advised and represented by counsel in connection with this matter, and that he or it has the power and authority to enter into this Purchase Agreement and has not heretofore assigned or transferred or purported to assign or transfer, in whole or in part, to any other person, corporation or any other entity, in any manner, including but not limited to assignment or transfer by subrogation or by operation of law, the Property sold herein.

8.  GOVERNING LAW
    -------------

          This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law principles and rules.

9.  COUNTERPARTS
    ------------

          This Purchase Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single agreement.

          IN WITNESS WHEREOF, the Parties have caused this Purchase Agreement to be duly executed.


                         SAMSONITE CORPORATION



                       By:  /s/ Thomas R. Sandler
                          --------------------------
                          Thomas R. Sandler
                          Chief Financial Officer and
                           Treasurer

                         11200 East 45th Avenue
                         Denver, Colorado  80239
                         (313) 373-6100

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                         APOLLO INVESTMENT FUND, L.P.


                       By:APOLLO ADVISORS, L.P.
                          -----------------------
                          its General Partner


                       By:APOLLO CAPITAL MANAGEMENT, INC.
                          ---------------------------------
                          its General Partner


                       By:  /s/ Robert H. Falk
                          --------------------------------
                          Robert H. Falk
                          Vice President

                         1301 Avenue of the Americas
                         New York, New York  10019
                         (212) 261-4000

                            [CONTINUED ON NEXT PAGE]

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                         LION ADVISORS, L.P., as as attorney-in-
                           fact and representative for ARTEMIS
                           AMERICA PARTNERSHIP (successor to
                           Artemis Finance SNC)


                       By:LION CAPITAL MANAGEMENT, INC.
                          -------------------------------
                          its General Partner


                       By:   /s/ Robert H. Falk
                          -------------------------------
                          Robert H. Falk
                          Vice President

                         1301 Avenue of the Americas
                         New York, New York  10019
                         (212) 261-4000

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